                                                                     EXHIBIT 3.2


                          DATED AS OF __________, 2001

                       PITNEY BOWES OFFICE SYSTEMS, INC.
                            (a Delaware corporation)

                           AMENDED AND RESTATED BYLAWS
 ------------------------------------------------------------------------------

     References in these Bylaws to the "Certificate of Incorporation" are to the Amended and Restated Certificate of Incorporation of PITNEY BOWES OFFICE SYSTEMS, INC., a Delaware corporation (the "Corporation"), as amended from time to time.

All of these Bylaws are subject to contrary provisions, if any, of the Certificate of Incorporation (including provisions designating the preferences, limitations, and relative rights of any class or series of shares), the Delaware General Corporation Law as the same exists or may hereafter be amended (the "Delaware Law"), and other applicable law, as in effect on and after the effective date of these Bylaws. References in these Bylaws to "Sections" shall refer to sections of these Bylaws, unless otherwise indicated, and terms used in these Bylaws without definition shall have the meanings ascribed thereto in the Certificate of Incorporation.

------------------------------------------------------------------------------

                                    ARTICLE I
                                    ---------
                            MEETINGS OF STOCKHOLDERS
                            ------------------------

     Section 1. Annual Meetings. The annual meeting of the stockholders for the
                      ---------------
election of Directors and the transaction of such other business as may properly be brought before the meeting shall be held on such date, and at such place and time, as the Chairman of the Board of Directors or the Board of Directors shall designate.

     Section 2.  Special Meetings.  Special meetings of the stockholders may be
                 ----------------
called by the Board of Directors, as provided in Article I, Section 7. Notwithstanding the foregoing, whenever holders of one or more classes or series of Preferred Stock shall have the right, voting separately as a class or series, to elect Directors, such holders may call, pursuant to the terms of the resolution or resolutions adopted by the Board of Directors pursuant to Article FOURTH of the Certificate of Incorporation, special meetings of holders of such Preferred Stock.

     Section 3.  Notice of Meetings.  Subject to the provisions of the
                 ------------------
Certificate of Incorporation and except as otherwise required by law, written notice of an annual or special meeting of stockholders shall be given not less than ten (10) nor more than sixty (60) days prior to the meeting to each stockholder entitled to vote at the meeting. In the case of a special meeting of stockholders, the purpose or purposes for which the meeting is called shall be set forth in the notice. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at his, her or its address as it appears on the records of the Corporation. Notice by other permitted methods shall be deemed to have been given when personally delivered or when transmitted to the telephone or telecopy number previously supplied to the Secretary by the stockholder. Except as otherwise expressly required by law, notice of any adjourned meeting of the stockholders need not be given if the time and place thereof are announced at the meeting at which the adjournment is taken.

     Whenever any notice is required to be given under the provisions of any applicable law or of the Certificate of Incorporation or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Notice of any meeting of stockholders shall be deemed waived by any stockholder who shall attend such meeting in person or by proxy, except a stockholder who shall attend such meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

     Section 4.  List of Stockholders.  The Secretary or the Treasurer shall
                 --------------------
prepare and make, or cause the Corporation's Transfer Agent to prepare and make, at least ten (10) days before every meeting of stockholders, a complete list, as of the record date, of the stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of, and the number of shares registered in the name of, each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders, or to vote in person or by proxy at any meeting of stockholders.

     Section 5.  Advance Notice Procedures.  (a)  General.  The business to be
                 -------------------------        -------
conducted at any stockholders' meeting of the Corporation and nominations for the election of Directors at any stockholders' meeting of the Corporation shall be limited to such business and nominations as shall comply with the procedures set forth in this Article I and in Article II.

     (b) Notification of Stockholder Business.  At a special meeting of
         ------------------------------------
stockholders, only such business shall be conducted as shall have been set forth in the notice of special meeting. At an annual meeting of stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (iii) otherwise
(a) properly requested to be brought before the meeting in accordance with this
Article I, Section 5 by a stockholder of record entitled to vote in the election of Directors generally, and (b) constitute a proper subject for stockholder action to be brought before such meeting.

     For business to be properly brought before an annual meeting by the stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation.

To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not later than the close of business on the sixtieth (60th) day nor earlier than the close of business on the ninetieth (90th) day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the case of the 2001 annual meeting or in the event that the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the ninetieth (90th) day prior to such annual meeting and not later than the close of business on the later of the sixtieth (60th) day prior to such annual meeting or the close of business on the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder's notice as described above. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) as to each person whom the stockholder proposes to nominate for election or reelection as a Director all information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or a successor statute, including such person's written consent to being named in the proxy statement as a nominee and to serving as a Director if elected; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, and in the event that such business includes a proposal to amend these Bylaws, the language of the proposed amendment, (c) the name and address, as they appear on the Corporation's books, of the stockholder intending to propose such business and the name and address of the beneficial owner, if any, on whose behalf the proposal is made, (d) the class and number of shares of capital stock of the Corporation which are beneficially owned by the stockholder and such beneficial owner, if any, (e) a representation that the stockholder is a holder of record of capital stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to present such business, (f) any material interest of the stockholder and the beneficial owner in such business, and (g) a representation whether the stockholder and the beneficial owner, if any, intends or is part of a group which intends to (i) deliver a proxy statement and form of proxy to holders of at least the percentage of the Corporation's outstanding capital stock required to approve or adopt the proposal and (ii) otherwise solicit proxies from stockholders in support of such proposal. Nominations for elections of Directors at either an annual or special meeting of stockholders shall be made, if at all, in accordance with Article II,
Section 6.

     Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this Article I, Section 5. The chairman of the annual meeting may, if the facts warrant, determine and declare to the meeting that (i) the business proposed to be brought before the meeting was not a proper subject therefore and/or (ii) such business was not properly brought before the meeting and in accordance with the provisions of this Article I, Section 5 and/or (iii) the stockholder or beneficial owner has solicited or is part of a group which has solicited proxies in support of such proposal without having made the representation required by clause (g) of the immediately preceding paragraph of this Article I, Section 5, and, if the chairman should so determine, he may so declare to the meeting and any such proposed business shall not be transacted.

     (c) Notice.  For purposes of this Article I, Section 5, notice shall be
         ------
deemed to be first given to stockholders upon the earlier of (i) the date notice of the date of the meeting is deemed given pursuant to Article I, Section 3 and
(ii) when disclosure of such date is first made in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

     (d) Notwithstanding the foregoing provisions of this Section 5, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Article I, Section 5. Nothing in this Section 5 shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act or
(ii) of the holders of any series of Preferred Stock to elect Directors under specified circumstances.

     Section 6.  Adjournments.  Subject to the provisions of Article I, Section
                 ------------
7, any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business that might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

     Section 7.  Quorum and Voting.  The holders of a majority in voting power
                 -----------------
of the stock issued and outstanding and entitled to vote thereat, present in person or presented by proxy, shall constitute a quorum for holding all meetings of stockholders, except as otherwise provided by applicable law or by the Certificate of Incorporation; provided, however, that the stockholders present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment notwithstanding the withdrawal of enough stockholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority in voting power of the shares required to constitute a quorum. If it shall appear that such quorum is not present or represented at any meeting of stockholders, the chairman of the meeting shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. The chairman of the meeting may determine that a quorum is present based upon any reasonable evidence of the presence in person or by proxy of shareholders holding a majority of the outstanding votes, including without limitation, evidence from any record of stockholders who have signed a register indicating their presence at the meeting.

     Treasury shares as of the record date shall not be shares entitled to vote or to be counted in determining the total number of outstanding shares.

     In all matters, when a quorum is present at any meeting, the vote of the holders of a majority of the total voting power of all outstanding securities of the Corporation having voting power which is present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of applicable law or of the Certificate of Incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question. Such vote may be by voice or by written ballot; provided, however, that the Board of Directors may, in its discretion, require a written ballot for any vote, and further provided that all elections for Directors must be by written ballot upon demand made by a stockholder at any election and before the voting begins.

     Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders.

     Each stockholder entitled to vote at a meeting of stockholders may authorize in writing another person or persons to act for such holder by proxy, but no proxy shall be voted or acted upon after three years from its date, unless the person executing the proxy specifies therein the period of time for which it is to continue in force.

     Section 8.  Conduct of Meetings.  The date and time of the opening and the
                 -------------------
closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at such meeting by the person presiding over the meeting. The Board of Directors may (i) appoint a person to preside over meetings of stockholders (in the absence of the Chairman of the Board of Directors, the Chief Executive Officer and the President), and (ii) adopt by resolution such rules and regulations for the conduct of meetings of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of any meeting of stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman shall permit; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted for questions or comments by participants. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with rules of parliamentary procedure.

     Section 9.  Inspectors of Election.  The Board of Directors may, and shall
                 ----------------------
if required by law, appoint an inspector or inspectors of Election for any meeting of stockholders. The inspectors need not be stockholders, and any officer of the Corporation may be an inspector on any position other than a vote for or against a proposal in which such person shall have a material interest. No person who is a candidate for an office at an election may serve as an inspector at such election. The Board of Directors may designate one or more persons as alternate inspectors to replace any inspector who fails to act. In the event that no inspector so appointed or designated is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of his or her ability.

      The inspector or inspectors so appointed or designated shall (i) ascertain the number of shares of capital stock of the Corporation outstanding and the voting power of each such share, (ii) determine the shares of capital stock of the Corporation represented at the meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares of capital stock of the Corporation represented at the meeting and such inspectors' count of all votes and ballots. Such certification and report shall specify such other information as may be required by law. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders of the Corporation, the inspectors may consider such information as is permitted by applicable law.

                                   ARTICLE II
                                   ----------
                               BOARD OF DIRECTORS
                               ------------------

     Section 1.  Powers of Board of Directors.  The business of the Corporation
                 ----------------------------
shall be managed by or under the direction of the Board of Directors.

     Section 2.  Number, Election and Terms.  Except as otherwise fixed by or
                 --------------------------
pursuant to the provisions of Article Fourth of the Certificate of Incorporation relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional Directors under specified circumstances, the number of the Directors of the Corporation shall be fixed from time to time by the Board of Directors but shall not be less than three nor more than nine. The Directors, other than those who may be elected by the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one third of the total number of Directors constituting the entire Board of Directors. Each Director shall serve for a term ending on the date of the third annual meeting of stockholders next following the annual meeting at which such Director was elected, provided that Directors initially designated as Class I Directors shall serve for a term ending on the date of the 2002 annual meeting, Directors initially designated as Class II Directors shall serve for a term ending on the date of the 2003 annual meeting, and Directors initially designated as Class III Directors shall serve for a term ending on the date of the 2004 annual meeting. Notwithstanding the foregoing, each Director shall hold office until such Director's successor shall have been duly elected and qualified or until such Director's earlier death, retirement, resignation or removal. In no event will a decrease in the number of Directors shorten the term of any incumbent Director.

     Section 3.  Newly Created Directorships and Vacancies.  Except as otherwise
                 -----------------------------------------
provided for or fixed by or pursuant to the provisions of Article Fourth of the Certificate of Incorporation relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect Directors under specified circumstances, newly created Directorships resulting from any increase in the number of Directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled by the affirmative vote of a majority of the remaining Directors then in office, even though less than a quorum of the Board of Directors. Any Director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of Directors in which the new Directorship was created or the vacancy occurred and until such Director's successor shall have been elected and qualified.

     Section 4.  Removal.  Subject to the rights of any class or series of stock
                 -------
having a preference over the Common Stock as to dividends or upon liquidation to elect Directors under specified circumstances, no Director may be removed from office by the stockholders except for cause with the affirmative vote of the holders of a majority of the total voting power of all outstanding securities of the Corporation then entitled to vote generally in the election of Directors, voting together as a single class.

     Section 5.  Meetings.  The Board of Directors may hold meetings, both
                 --------
regular and special, either within or outside the State of Delaware.

     Section 6.  Annual Meeting.  As soon as practicable after each annual
                 --------------
election of Directors, the Board of Directors shall meet for the purpose of organization and the transaction of other business. Notice of such meeting need not be given. In the alternative, such first meeting may be held at any other time which shall be specified in a notice given, as hereinafter provided, for special meetings of the Board of Directors.

     Section 7.  Regular Meetings.  Regular meetings of the Board of Directors
                 ----------------
may be held, without notice, at such times and places as may be fixed by the Board of Directors.

     Section 8.  Special Meetings.  Special meetings of the Board of Directors
                 ----------------
shall be held whenever called by the Chairman or by the Secretary on the written request of any two members of the Board of Directors unless the Board of Directors consists of only one Director, in which case the special meeting shall be called on the written request of the sole Director, which meetings shall be held at the time and place designated by the person or persons calling the meeting. Notice of each special meeting of the Board of Directors shall be given to each Director by the Secretary (or in case of the Secretary's absence, refusal or inability to act, by any other officer) either by mail not later than noon, New York time, on the third day prior to the meeting, or by electronic transmission, written message or orally to the director not later than noon, New York time, on the day prior to the meeting. Notices are deemed to have been given: by mail, when deposited in the United States mail; by electronic transmission, at the time of transmission; and by messenger, at the time of delivery. Notices by mail, electronic transmission or messenger shall be sent to each Director at the address designated by him or her for that purpose, or, if none has been designated, at his or her last known residence or business address.

     A notice of meeting of the Board of Directors need not specify the purpose of any meeting of the Board of Directors.

     Section 9.  Quorum; Vote Required for Action.  At all meetings of the Board
                 --------------------------------
of Directors a majority of the whole Board of Directors shall constitute a quorum for the transaction of business; but if at any meeting of the Board of Directors there is less than a quorum present, a majority of those present may adjourn the meeting from time to time. Except in cases in which the Delaware Law, the Certificate of Incorporation or these Bylaws otherwise provide, the vote of a majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

     Section 10.  Organization.  The Chairman of the Board of Directors shall
                  ------------
preside at meetings of the Board of Directors; in the Chairman's absence, a member of the Board of Directors selected by the members present shall preside at meetings of the Board of Directors. The Secretary of the Corporation shall act as Secretary, but in his or her absence the presiding officer may appoint a Secretary.

     Section 11.  Resignations.  Any Director of the Corporation may resign at
                  ------------
any time by giving written notice to the Board of Directors or to the Chairman or to the Secretary of the Corporation. Such resignation shall take effect at the time specified therein, or if no time is specified, upon receipt thereof. Unless otherwise specified, the acceptance of such resignation shall not be necessary to make it effective. Any vacancy created by a resignation may be filled in the same manner as prescribed under Article II, Section 3.

     Section 12.  Compensation of Directors.  The Board of Directors shall have
                  -------------------------
authority to fix the compensation and provide for the reimbursement of expenses of Directors in respect of their service in any capacity.

     Section 13.  Meetings by Telephonic Communication.  Members of the Board of
                  ------------------------------------
Directors or any committee thereof may participate in a regular or special meeting of the Board of Directors or such committee by any means of communication equipment by which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this Article II, Section 13 shall constitute presence in person at such meeting.

     Section 14.  Action Without Meetings.  Unless otherwise restricted by
                  -----------------------
applicable law or by the Certificate of Incorporation or by these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or of such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of the Board of Directors or such committee.

     Section 15.  Committees.  The Board of Directors may, by resolution passed
                  ----------
by a majority of the whole Board of Directors, designate one or more committees, each committee to consist of one or more of the Directors of the Corporation. The Board of Directors may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Upon the absence or disqualification of a member of a committee, if the Board of Directors has not designated one or more alternates (or if such alternate(s) are then absent or disqualified), the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member or alternate. Any such committee, to the extent permitted by law and to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Each committee shall have such name as may be determined from time to time by resolution adopted by the Board of Directors. Each committee shall keep minutes of its meetings and report to the Board when required.

     Unless the Board of Directors otherwise provides, each committee designated by the Board of Directors may make, alter and repeal rules for the conduct of its business. In the absence of such rules, each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to these Bylaws.


                                   ARTICLE III
                                   -----------
                                    OFFICERS
                                    --------

     Section 1.  Appointment; Term of Office; Salaries.  The officers of the
                 -------------------------------------
Corporation shall include the following officers appointed by the Board of
Directors: a Chairman of the Board, a Chief Executive Officer, a Secretary, a Treasurer and such other officers as may be appointed by the Board of Directors from time to time. The Board of Directors may also, by resolution, appoint, or authorize certain officers (the "Designated Officers") to appoint, such other officers (including, without limitation, Executive Vice Presidents, Senior Vice Presidents, Vice Presidents, Assistant Secretaries and Assistant Treasurers) as may be deemed necessary or desirable. The officers shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board or the Designated Officers, as applicable. The Board of Directors or the Designated Officers, as applicable, shall fix the salaries of all officers so appointed. Unless prohibited by applicable law or by the Certificate of Incorporation or by these Bylaws, one person may be elected or appointed to serve in more than one official capacity. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors or the Designated Officers, as applicable.

     Section 2.  Powers and Duties.  The officers of the Corporation shall have
                 -----------------
such authority and perform such duties in the management of the Corporation as may be prescribed by the Bylaws, or by the Board of Directors, and to the extent not so prescribed pursuant to the By-laws, they shall have such authority and perform such duties in the management of the Corporation, subject to the control of the Board of Directors, as generally pertain to their respective offices.

     Section 3.  Chairman of the Board of Directors.  The Chairman of the Board
                 ----------------------------------
of Directors shall preside at the meetings of the Board of Directors and of stockholders and shall see that all orders and resolutions of the Board of Directors are carried into effect.

     Section 4.  Chief Executive Officer.  The Chief Executive Officer shall
                 -----------------------
have responsibility for general and active supervision and management of the business of the Corporation. In the absence of the Chairman, he or she shall preside at meetings of stockholders.

     Section 5.  Secretary.  The Secretary shall attend all meetings of the
                 ---------
Board of Directors (unless the Board of Directors shall otherwise determine) and all meetings of the stockholders and record all the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the committees when required. The Secretary shall give, or cause to be given, notice of all meetings of stockholders and special meetings of the Board of Directors. The Secretary shall have custody of the corporate seal of the Corporation and shall have authority to affix the same to any instrument requiring it and to attest it. The Secretary shall perform such other duties and have such other powers as the Board of Directors or the Chief Executive Officer may from time to time prescribe.

     Section 6.  Treasurer.  The Treasurer shall have custody of the corporate
                 ---------
funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer may disburse the funds of the Corporation as may be ordered by the Board of Directors, or the Chief Executive Officer, taking proper vouchers for such disbursements, and shall render to the Board of Directors at its regular meetings, or when the Board of Directors so requires, an account of transactions and of the financial condition of the Corporation. The Treasurer shall perform such other duties and have such other powers as the Board of Directors or the Chief Executive Officer may from time to time prescribe.

     If required by the Board of Directors, the Treasurer shall give the Corporation a bond (which shall be renewed at such times as specified by the Board of Directors) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of such person's office and for the restoration to the Corporation, in case of such person's death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in such person's possession or under such person's control belonging to the Corporation.

     Section 7.  Assistant Officers.  An assistant officer shall, in the absence
                 ------------------
of the officer to whom such person is an assistant or in the event of such officer's inability or refusal to act (or, if there be more than one such assistant officer, the assistant officers in the order designated by the Board of Directors or the Chief Executive Officer or, in the absence of any designation, then in the order of their appointment), perform the duties and exercise the powers of such officer. An assistant officer shall perform such other duties and have such other powers as the Board of Directors or the Chief Executive Officer may from time to time prescribe.

     Section 8.  Resignation, Removal and Vacancies.  Any officer may resign at
                 ----------------------------------
any time upon written notice to the Corporation. Any such resignation shall take effect at the date of receipt of such notice or at any later time specified therein and, unless otherwise specified in such notice, the acceptance of the resignation shall not be necessary to make it effective. Any officer may be removed, either with or without cause, by the Board of Directors or, in the case of an officer not appointed by the Board of Directors, by the Chief Executive Officer. The Board of Directors may fill any vacancies resulting from death, resignation, or removal of an officer in the same manner as provided for the election or appointment of such person.


                                   ARTICLE IV
                                   ----------
                                  OTHER MATTERS
                                 -------------

     Section 1.  Corporate Seal.  The corporate seal shall be in such form as
                 --------------
the Board of Directors shall prescribe. Said seal may be used by causing it or a facsimile thereof to be impressed, affixed or otherwise used. The Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer may affix the seal to any instrument signed by a duly authorized officer, or when specifically authorized by the Board of Directors, and may attest the same. Unless otherwise provided by the Board of Directors, the seal may also be attested by any officer of the Corporation except the officer signing the instrument on behalf of the Corporation.

     Notwithstanding the foregoing, it shall not be necessary to the validity of any instrument executed by any authorized officer or officers of the Corporation that the execution of such instrument be evidenced by the corporate seal, and all documents, instruments, contracts and writings of all kinds signed on behalf of the Corporation by any authorized officer or officers shall be as effectual and binding on the Corporation without the corporate seal, as if the execution of the same had been evidenced by affixing the corporate seal thereto.

     Section 2.  Waiver of Notice.  Whenever any notice is required to be given
                 ----------------
under the Certificate of Incorporation, these Bylaws or otherwise by law, a waiver thereof in writing, signed by the person or persons entitled to the notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at nor the purpose of any regular or special meeting of the stockholders, Directors, or members of a committee of Directors need be specified in any written waiver of notice.

     Section 3.  Voting of Stocks Owned by the Corporation.  The Chairman of the
                 -----------------------------------------
Board of Directors or such other person as the Board of Directors may designate shall be authorized to attend, vote and grant proxies to be used at any meeting of stockholders of any corporation in which the Corporation may hold stock.

     Section 4.  Amendment.  Subject to the provisions of the Certificate of
                 ---------
Incorporation, these Bylaws may be altered, amended or repealed by the affirmative vote of the holders of a majority of the total voting power of all outstanding securities of the Corporation then entitled to vote generally in the election of Directors, or by the affirmative vote of a majority of the Board of Directors at any meeting duly held as provided in these Bylaws. Any Bylaws adopted or amended by the stockholders may be amended or repealed by the Board of Directors or the stockholders.